OPINION AND CONSENT OF COUNSEL

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                           Blazzard, Grodd & Hasenauer, P.C.
                              Suite 213, Ocean Walk Mall
                                101 North Ocean Drive
                                Hollywood, FL  33019
                                   (305) 920-4864




September 29, 1995

Board of Directors
Connecticut Mutual Life Insurance Company
140 Garden Street
Hartford, CT 06154

Re: Opinion of and Consent of Counsel-
    CML/OFFITBANK Variable Annuity Separate Account

Ladies and Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of an initial Registration Statement on Form N-4 for the Individual Deferred Variable Annuity Contracts to be issued by Connecticut Mutual Life Insurance Company and its separate account, CML/OFFITBANK Variable Annuity Separate Account.

Accordingly, we are of the following opinions:

1. Connecticut Mutual Life Insurance Company is a valid and existing mutual life insurance company organized and existing under the laws of the state of Connecticut.

2. CML/OFFITBANK Variable Annuity Separate Account is a separate investment account of Connecticut Mutual Life Insurance Company created and validly existing pursuant to the Connecticut insurance laws and the regulations promulgated thereunder.

3. Under the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such and Owner will have a legally-issued, fully-paid, non-assessable contractual interest under such Contract.

You may use this letter, or a copy hereof, as an exhibit to the Registration Statement.

We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.

Very truly yours,



Blazzard, Grodd & Hasenauer, P.C.
by:  /S/ JUDITH A. HASENAUER
         Judith A. Hasenauer

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